Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE For additional information: Deutsche Bank Press Office (212) 250-5536 Shareholder Account Information (800) 294-4366 Deutsche Closed-End Funds (800) 349-4281

Certain Deutsche Closed-End Funds Issue Announcement Regarding Recent Settlements Involving Deutsche Bank and its Affiliates

New York, NY April 24, 2015 – Deutsche Global High Income Fund, Inc. (NYSE: LBF), Deutsche High Income Opportunities Fund, Inc. (NYSE: DHG), Deutsche High Income Trust (NYSE: KHI), Deutsche Multi-Market Income Trust (NYSE: KMM), Deutsche Municipal Income Trust (NYSE: KTF), Deutsche Strategic Income Trust (NYSE: KST) and Deutsche Strategic Municipal Income Trust (NYSE: KSM) (each, a “Fund,” and, collectively, the “Funds”) announced today that the recent settlements involving Deutsche Bank AG and DB Group Services (UK) Ltd. (described below) (the “Settlements”) do not involve the Funds, Deutsche Investment Management Americas Inc., or its advisory or distribution affiliates (the “DB Service Providers”). The DB Service Providers have informed the Funds that, subject to the receipt of a permanent exemptive order (described below), the DB Service Providers believe the Settlements will not have any material impact on the Funds or on the ability of the DB Service Providers to perform services for the Funds.

Deutsche Investment Management Americas Inc. (the “Advisor”), with headquarters at 345 Park Avenue, New York, NY 10154, is the investment advisor for the Funds.  The Advisor is an indirect wholly owned subsidiary of Deutsche Bank AG.

On April 23, 2015, Deutsche Bank AG announced that it had reached an agreement with the United States Department of Justice to resolve an investigation concerning claims that its indirect wholly owned subsidiary, DB Group Services (UK) Ltd., engaged in a scheme to defraud counterparties to interest rate derivatives trades executed on its behalf by manipulating benchmark interest rates to which the profitability of those trades was tied. Pursuant to its plea agreement (the “Plea Agreement”) with the Department of Justice, DB Group Services (UK) Ltd. entered a plea of guilty to one count of wire fraud in the U.S. District Court for the District of Connecticut (the “District Court”) in violation of federal law related to the conduct (the “Conduct”) described in the Plea Agreement and agreed (i) to work with Deutsche Bank AG in fulfilling the obligations described in the undertakings given by Deutsche Bank AG in connection with resolving investigations by certain other U.S. and non-U.S. regulatory agencies that have addressed the Conduct; (ii) to continue to cooperate fully with the Department of Justice and any other law enforcement or government agency designated by the Department of Justice in a manner consistent with applicable law and regulations; and (iii) to pay a fine of $150 million. The DB Service Providers and DB Group Services (UK) Ltd. expect that the District Court will enter a judgment against DB Group Services (UK) Ltd. that will require remedies that are materially the same as those set forth in the Plea Agreement.

The events leading up to the guilty plea did not arise out of the investment advisory or mutual fund management activities of Deutsche Bank AG or its affiliates, including the Advisor.

In addition, Deutsche Bank AG entered into a deferred prosecution agreement (the “Deferred Prosecution Agreement”) with the Department of Justice on April 23, 2015 relating to submissions of London Interbank Offered Rate for U.S. Dollar and certain other benchmark interest rates. In the Deferred Prosecution Agreement, Deutsche Bank AG has agreed, among other things, (i) to continue to cooperate fully with the Department of Justice and any other law enforcement or government agency designated by the Department of Justice until the conclusion of all investigations and prosecutions arising out of the conduct described in the Deferred Prosecution Agreement; (ii) to retain an independent compliance monitor for three years, subject to extension or, at the sole discretion of the Department of Justice, early termination, to be selected by the Department of Justice from among qualified candidates proposed by Deutsche Bank AG; (iii) to further strengthen its internal controls as recommended by the monitor as well as required by certain other U.S. and non-U.S. regulatory agencies that have addressed the misconduct described in the Deferred Prosecution Agreement; and (iv) to the payment of $625 million. Deutsche Bank AG has also agreed to settlement agreements with other U.S. and foreign regulators relating to these matters.

As a result of the Plea Agreement, absent an order from the Securities and Exchange Commission (the “SEC”), the Advisor and its affiliates would not be able to continue to provide investment advisory or underwriting services to the Deutsche Funds. The SEC has granted a temporary order to permit the Advisor or its affiliates to provide investment advisory and underwriting services to registered investment companies.  The Advisor and its affiliates have submitted an application for a permanent order; however, there is no assurance that the SEC will grant a permanent order.

For more information on the Funds, including their most recent month-end performance, visit www.dws-investments.com or call (800) 349-4281.

Important Information

Deutsche Global High Income Fund, Inc. seeks high current income with a secondary objective of capital appreciation.  Bond investments are subject to interest-rate, credit, liquidity and market risks to varying degrees. When interest rates rise, bond prices generally fall. Credit risk refers to the ability of an issuer to make timely payments of principal and interest. Floating rate loans tend to be rated below-investment-grade and may be more vulnerable to economic or business changes than issuers with investment-grade credit. Investing in foreign securities, particularly those of emerging markets, presents certain risks, such as currency fluctuations, political and economic changes, and market risks. Leverage results in additional risks and can magnify the effect of any gains or losses.

Deutsche High Income Opportunities Fund, Inc. seeks high current income with a secondary objective of total return. The Fund pursues its investment objectives by investing primarily in securities designed to generate income, with the potential for capital appreciation being a secondary consideration.  The Fund may invest in a broad range of income-producing securities, including, but not limited to, domestic and foreign debt securities of any credit quality or maturity (including below investment grade debt securities and debt securities of issuers located in countries with new or emerging securities markets), convertible securities (including convertible bonds), dividend-paying common stocks, preferred stocks, and securities of real estate investment trusts (“REITS”), energy trusts and other investment companies.  The Fund may invest in debt securities not paying interest currently and securities in default.  In addition, the Fund may invest in senior bank loans, including bank loan participations and assignments. The Fund may buy or sell protection on credit exposure and may also purchase securities on a when-issued basis and engage in short sales.  The Fund may invest in cash or money market instruments in the event portfolio management determines that securities meeting the Fund’s investment objectives are not readily available for purchase. Future earnings of the Fund cannot be guaranteed and the Fund's dividend policy is subject to change. Any fund that concentrates in a particular segment of the market will generally be more volatile than a fund that invests more broadly. Bond investments are subject to interest-rate, credit, liquidity and market risks to varying degrees. When interest rates rise, bond prices generally fall. Credit risk refers to the ability of an issuer to make timely payments of principal and interest. Investments in lower-quality (“junk bonds”) and non-rated securities present greater risk of loss than investments in higher-quality securities. There are special risks associated with an investment in real estate, including REITs. These risks include credit risk, interest rate fluctuations and the impact of varied economic conditions. Stocks may decline in value.  Investing in foreign securities, particularly those of emerging markets, presents certain risks, such as currency fluctuations, political and economic changes, and market risks. Investing in derivatives entails special risks relating to liquidity, leverage and credit that may reduce returns and/or increase volatility. Leverage results in additional risks and can magnify the effect of any gains or losses.

Deutsche High Income Trust seeks to provide the highest current income obtainable, consistent with reasonable risk, with capital gains secondary.  Bond investments are subject to interest-rate and credit risks. When interest rates rise, bond prices generally fall. Credit risk refers to the ability of an issuer to make timely payments of principal and interest. Investments in lower-quality (“junk bonds”) and non-rated securities present greater risk of loss than investments in higher-quality securities. Investing in derivatives entails special risks relating to liquidity, leverage and credit that may reduce returns and/or increase volatility. Leverage results in additional risks and can magnify the effect of any gains or losses. Investing in foreign securities, particularly those of emerging markets, presents certain risks, such as currency fluctuations, political and economic changes, and market risks.

Deutsche Multi-Market Income Trust seeks to provide high income consistent with prudent total return. The fund invests in a range of income-producing securities such as U.S. corporate fixed-income securities and debt obligations of foreign governments, their agencies and instrumentalities which may be denominated in foreign currencies and may not be rated. Bond investments are subject to interest-rate, credit, liquidity and market risks to varying degrees. When interest rates rise, bond prices generally fall. Credit risk refers to the ability of an issuer to make timely payments of principal and interest. Investments in lower-quality (“junk bonds”) and non-rated securities present greater risk of loss than investments in higher-quality securities. Investing in derivatives entails special risks relating to liquidity, leverage and credit that may reduce returns and/or increase volatility. Leverage results in additional risks and can magnify the effect of any gains or losses. Investing in foreign securities, particularly those of emerging markets, presents certain risks, such as currency fluctuations, political and economic changes, and market risks.

Deutsche Municipal Income Trust seeks to provide high current income exempt from federal income tax by investing in a diversified portfolio of investment-grade tax-exempt securities.  Bond investments are subject to interest-rate, credit, liquidity and market risks to varying degrees. When interest rates rise, bond prices generally fall. Credit risk refers to the ability of an issuer to make timely payments of principal and interest. Investing in derivatives entails special risks relating to liquidity, leverage and credit that may reduce returns and/or increase volatility. Leverage results in additional risks and can magnify the effect of any gains or losses. Although the fund seeks income that is exempt from federal income taxes, a portion of the fund’s distributions may be subject to federal, state and local taxes, including the alternative minimum tax.

Deutsche Strategic Income Trust seeks to provide high current income by investing its assets in a combination of (a) lower-rated, corporate fixed-income securities; (b) fixed-income securities of emerging markets and other foreign issuers; and (c) fixed-income securities of the US government and its agencies and instrumentalities, and mortgage-backed issuers.  Bond investments are subject to interest-rate, credit, liquidity and market risks to varying degrees. When interest rates rise, bond prices generally fall. Credit risk refers to the ability of an issuer to make timely payments of principal and interest. Investments in lower-quality (“junk bonds”) and non-rated securities present greater risk of loss than investments in higher-quality securities. Investing in derivatives entails special risks relating to liquidity, leverage and credit that may reduce returns and/or increase volatility. Leverage results in additional risks and can magnify the effect of any gains or losses. Investing in foreign securities, particularly those of emerging markets, presents certain risks, such as currency fluctuations, political and economic changes, and market risks.

Deutsche Strategic Municipal Income Trust seeks a high level of current income exempt from federal income tax. The fund will invest at least 50 percent of its assets in investment-grade municipal securities or unrated municipal securities of comparable quality, and may invest up to 50 percent of its assets in high-yield municipal securities that are below investment grade. Bond investments are subject to interest-rate, credit, liquidity and market risks to varying degrees. When interest rates rise, bond prices generally fall. Credit risk refers to the ability of an issuer to make timely payments of principal and interest. Investing in derivatives entails special risks relating to liquidity, leverage and credit that may reduce returns and/or increase volatility. Leverage results in additional risks and can magnify the effect of any gains or losses. Although the fund seeks income that is exempt from federal income taxes, a portion of the fund’s distributions may be subject to federal, state and local taxes, including the alternative minimum tax.

Closed-end funds, unlike open-end funds, are not continuously offered. There is a one-time public offering and once issued, shares of closed-end funds are bought and sold in the open market through a stock exchange. Shares of closed-end funds frequently trade at a discount to the net asset value. The price of a fund’s shares is determined by a number of factors, several of which are beyond the control of the fund. Therefore, a fund cannot predict whether its shares will trade at, below or above net asset value.

Past performance is no guarantee of future results.

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

NOT FDIC/ NCUA INSURED • MAY LOSE VALUE • NO BANK GUARANTEE NOT A DEPOSIT • NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Deutsche Asset & Wealth Management represents the asset management and wealth management activities conducted by Deutsche Bank AG or any of its subsidiaries. Clients will be provided Deutsche Asset & Wealth Management products or services by one or more legal entities that will be identified to clients pursuant to the contracts, agreements, offering materials or other documentation relevant to such products or services. (R-38245-1) (4/15)